      As filed with the Securities and Exchange Commission on July 22, 2002

                                                 Registration No. 333- _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CABOT CORPORATION

             (Exact Name Of Registrant As Specified In Its Charter)
             ------------------------------------------------------

                DELAWARE                                       04-2271897
      (State or Other Jurisdiction                          (I.R.S. Employer
    of Incorporation or Organization)                      Identification No.)

      TWO SEAPORT LANE, SUITE 1300                                02210
               BOSTON, MA                                       (ZIP CODE)
(Address of Principal Executive Offices)

                          -----------------------------

                           1999 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Ho-il Kim, Esq.
                       Vice President and General Counsel
                                Cabot Corporation
                                Two Seaport Lane
                                   Suite 1300
                                Boston, MA 02210
                     (Name and Address of Agent for Service)
                     ---------------------------------------

                                  617-345-0100
          (Telephone Number, Including Area Code, of Agent for Service)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
Title Of Securities To    Amount To Be     Proposed Maximum     Proposed Maximum       Amount Of
    Be Registered          Registered     Offering Price Per   Aggregate Offering   Registration Fee
                                              Share (1)            Price (1)
-----------------------------------------------------------------------------------------------------
Common Stock,
Par Value $1.00        3,000,000 shares        $25.23             $75,690,000         $6,963.48(2)
=====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange Composite Transactions on July 15, 2002.

(2) The filing fee remitted has been reduced by $275.33, the amount available in registrant's account with the Commission, account number 0000016040.

     Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

================================================================================

                     Statement of Incorporation by Reference

The Registrant incorporates by reference into this registration statement the contents of its registration statement on Form S-8 (File No. 333-82353) filed with the Commission on July 6, 1999 relating to the Registrant's 1999 Equity Incentive Plan.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Ho-il Kim, Vice President and General Counsel to the registrant, has opined as to the legality of the securities being offered by this registration statement. At the time of rendering his opinion, Mr. Kim had a substantial interest in the registrant, as defined by the rules of the Commission, in that the fair market value of the approximately 24,000 shares of Common Stock owned by him exceeds $50,000. It is anticipated that additional shares will be issued to Mr. Kim pursuant to the registrants 1999 Equity Incentive Plan.

ITEM 8. EXHIBITS.

         Exhibit

          5.1     Opinion of Ho-il Kim, Vice President and General Counsel.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Ho-il Kim, Vice President and General Counsel (included in the opinion filed as Exhibit 5.1).

         24 Power of Attorney (included on signature page of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 18th day of July, 2002.

                                    CABOT CORPORATION


                                By: /s/ Kennett F. Burnes
                                    --------------------------------------------
                                    Name: Kennett F. Burnes
                                    Title: President and Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ho-il Kim and Jane A. Bell and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Cabot Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * * *

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                                   Date
---------                     -----                                   ----

/s/ Kennett F. Burnes         Director, Chairman of the Board,        July 18, 2002
--------------------------    Chief Executive Officer and President
KENNETT F. BURNES             (Principal Executive Officer)


/s/ John A. Shaw              Executive Vice President and Chief      July 18, 2002
--------------------------    Financial Officer
JOHN A. SHAW                  (Principal Financial Officer)


/s/ Eduardo E. Cordeiro       Controller
--------------------------    (Controller/Principal Accounting        July 18, 2002
EDUARDO E. CORDEIRO           Officer)


/s/ John G.L. Cabot           Director                                July 18, 2002
--------------------------
JOHN G.L. CABOT


Signature                     Title                                   Date
---------                     -----                                   ----

/s/ John S. Clarkeson         Director                                July 18, 2002
--------------------------
JOHN S. CLARKESON


/s/ Arthur L. Goldstein       Director                                July 18, 2002
--------------------------
ARTHUR L. GOLDSTEIN


/s/ Gautam S. Kaji            Director                                July 18, 2002
--------------------------
GAUTAM S. KAJI


/s/ Roderick C.G. MacLeod     Director                                July 18, 2002
--------------------------
RODERICK C.G. MACLEOD


/s/ John H. McArthur          Director                                July 18, 2002
--------------------------
JOHN H. MCARTHUR


/s/ John F. O'Brien           Director                                July 18, 2002
--------------------------
JOHN F. O'BRIEN


/s/ Ronaldo H. Schmitz        Director                                July 18, 2002
--------------------------
RONALDO H. SCHMITZ

/s/ Lydia W. Thomas           Director                                July 18, 2002
--------------------------
LYDIA W. THOMAS


/s/ Mark S. Wrighton          Director                                July 18, 2002
--------------------------
MARK S. WRIGHTON

                                  EXHIBIT INDEX

Number              Title of Exhibit
------              ----------------

 5.1                Opinion of Ho-il Kim, Vice President and General Counsel.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Ho-il Kim, Vice President and General Counsel (included in the opinion filed as Exhibit 5.1).

24 Power of Attorney (included on signature page of this registration statement).